   As filed with the Securities and Exchange Commission on November 1, 2001.

                                                     Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            CHEVRONTEXACO CORPORATION

            (Exact name of registrant as specified in its charter)

                 Delaware                            94-0890210
      (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)             Identification No.)

            575 Market Street,
         San Francisco, California                      94105
           (Address of Principal                     (Zip Code)
            Executive Offices)

                       TEXACO INC. STOCK INCENTIVE PLAN
                     EMPLOYEES THRIFT PLAN OF TEXACO INC.
               TEXACO INC. DIRECTOR AND EMPLOYEE DEFERRAL PLAN
               TEXACO PUERTO RICO INC. RETIREMENT SAVINGS PLAN
               CHEVRON CORPORATION PROFIT SHARING/SAVINGS PLAN
                 CHEVRON CORPORATION LONG-TERM INCENTIVE PLAN
     CHEVRON CORPORATION RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
      CHEVRON CORPORATION SALARY DEFERRAL PLAN FOR MANAGEMENT EMPLOYEES
                CHEVRON CORPORATION MANAGEMENT INCENTIVE PLAN
                 EMPLOYEES SAVINGS PLAN OF CALTEX CORPORATION
            EMPLOYEES THRIFT PLAN OF FUEL AND MARINE MARKETING LLC
                           (Full title of the plan)


                                                           Copy to:

              Lydia I. Beebe                             Terry M. Kee
         ChevronTexaco Corporation                  Pillsbury Winthrop LLP
             575 Market Street                         50 Fremont Street
          San Francisco, CA 94105                   San Francisco, CA 94105
              (415) 894-7700                            (415) 983-1000
       (Name, address and telephone
       number, including area code,
           of agent for service)

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
  Title of                              Amount        Proposed Maximum         Proposed           Amount of
Securities To                            To Be         Offering Price      Maximum Aggregate    Registration
Be Registered                         Registered          per Share         Offering Price           Fee
---------------------------------------------------------------------------------------------------------------

Common Stock
    par value $0.75 per share        77,961,963 (1)       $88.5 (2)       $6,899,633,725 (2)   $1,724,908.43 (3)

---------------------------------------------------------------------------------------------------------------

Common Stock
    par value $0.75 per share         2,542,373 (4)       $88.5 (2)       $  225,000,010 (2)               0

---------------------------------------------------------------------------------------------------------------

Rights to purchase
    preferred stock (5)                     N/A             N/A                      N/A                 N/A

---------------------------------------------------------------------------------------------------------------

Deferred Compensation
Obligations (6)                    $545,477,354            100%           $  545,477,354 (7)   $  136,369.34

---------------------------------------------------------------------------------------------------------------



Total Registration Fee                      N/A             N/A                      N/A       $1,861,277.77

---------------------------------------------------------------------------------------------------------------

(1) The 77,961,963 shares of common stock, par value $0.75 per share of ChevronTexaco Corporation (the "Common Stock"), stated above consists of the aggregate number of shares which may be sold under the Texaco Inc. Stock Incentive Plan, the Employees Thrift Plan of Texaco Inc., the Texaco Puerto Rico Inc. Retirement Savings Plan, the Chevron Corporation Profit Sharing/Savings Plan, the Chevron Corporation Restricted Stock Plan for Non-Employee Directors, the Employees Savings Plan of Caltex Corporation and the Employees Thrift Plan of Fuel and Marine Marketing LLC.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices as reported on the New York Stock Exchange on October 30, 2001.

(3) In addition, pursuant to Rule 416(c), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Employees Thrift Plan of Texaco Inc., the Texaco Puerto Rico Inc. Retirement Savings Plan, the Chevron Corporation Profit Sharing/Savings Plan, the Employees Savings Plan of Caltex Corporation, and the Employees Thrift Plan of Fuel and Marine Marketing LLC.

(4) Certain of the Deferred Compensation Obligations under the Chevron Corporation Long-Term Incentive Plan, the Corporation Salary Deferral Plan for Management Employees and the Chevron Corporation Management Incentive Plan (the "Chevron Deferred Compensation Plans") may be fulfilled at the option of the plan participant either in cash or in shares of Common Stock. Accordingly 2,542,373 shares of Common Stock are also being registered hereunder. Pursuant to Rule 457(i), the registration fee does not include these 2,542,373 shares of Common Stock that may be issued pursuant to the Chevron Deferred Compensation Plans.

(5) Associated with the Common Stock are Rights to purchase Preferred Stock that will be attached to, and represented by the certificates issued for, the Common Stock (which Preferred Stock Purchase Rights have no market value independent of the Common Stock to which they are attached).

(6) The Deferred Compensation Obligations are unsecured obligations of ChevronTexaco Corporation to pay deferred compensation in the future in accordance with the terms of the Texaco Inc. Director and Employee Deferral Plan, the Chevron Corporation Long-Term Incentive Plan, the Chevron Corporation Salary Deferral Plan for Management Employees and the Chevron Corporation Management Incentive Plan.

(7) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.

                              -----------------

        The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

Upon consummation of the transactions contemplated by the Agreement and Plan of Merger, dated October 15, 2000, as amended, between Chevron Corporation ("Chevron"), Texaco Inc. and Keepep Inc., a wholly-owned subsidiary of Chevron, Texaco Inc., Caltex Corporation and Fuel and Marine Marketing LLC became wholly-owned subsidiaries of Chevron. Moreover, in connection with the merger transactions, Chevron changed its name to ChevronTexaco Corporation (the "Registrant") and assumed the existing employee benefits plans of Texaco Inc., Caltex Corporation and Fuel and Marine Marketing LLC. This Registration Statement on Form S-8 is filed by the Registrant in connection with such employee benefit plans, as well as additional issuances under existing Chevron employee benefit plans, and relates to (i) 80,504,336 shares of its common stock, par value $0.75 per share, issuable pursuant to the Texaco Inc. Stock Incentive Plan, the Employees Thrift Plan of Texaco Inc., the Texaco Puerto Rico Inc. Retirement Savings Plan, the Chevron Corporation Profit Sharing/Savings Plan, the Chevron Corporation Long-Term Incentive Plan, the Chevron Corporation Restricted Stock Plan for Non-Employee Directors, the Chevron Corporation Salary Deferral Plan for Management Employees, the Chevron Corporation Management Incentive Plan, the Employees Savings Plan of Caltex Corporation and the Employees Thrift Plan of Fuel and Marine Marketing LLC and (ii) the Deferred Compensation Obligations in the amount of $545,477,354 issuable pursuant to the Texaco Inc. Director and Employee Deferral Plan, the Chevron Corporation Long-Term Incentive Plan, the Chevron Corporation Salary Deferral Plan for Management Employees and the Chevron Corporation Management Incentive Plan.



         PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  Plan Information.*



Item 2.  Registrant Information and Employee Plan Annual Information.*



* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.





         PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000; the Employees Thrift Plan of Texaco Inc.'s Annual Report on Form 11-K for the year ended November 30, 2000; the Texaco Puerto Rico Inc. Retirement Savings Plan's Annual Report on Form 11-K for the year ended December 31, 2000; the Chevron Corporation Profit Sharing/Savings Plan's Annual Report on Form 11-K for the year ended December 31, 2000; the Employees Savings Plan of Caltex Corporation's Annual Report on Form 11-K for the year ended December 31, 2000; the Employees Thrift Plan of Fuel and Marine Marketing LLC's Annual Report on Form 11-K for the year ended December 31, 2000.

      (b) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended June 30, 2001 (amended on Form 10-Q/A filed on August 9, 2001), and for the quarter ended March 31, 2000; the Registrant's Current Reports on Form 8-K dated March 15, 2001, September 10, 2001, October 1, 2001 and October 9, 2001 (as amended on Form 8-K/A filed on October 19, 2001) and November 1, 2001.

      (c) The description of the Registrant's common stock and Series A preferred stock purchase rights contained in the Registrant's Current Report on Form 8-K dated November 1, 2001.

All documents subsequently filed by the Registrant, the Employees Thrift Plan of Texaco Inc., the Texaco Puerto Rico Inc. Retirement Savings Plan, the Chevron Corporation Profit Sharing/Savings Plan, the Employees Savings Plan of Caltex Corporation, and the Employees Thrift Plan of Fuel and Marine Marketing LLC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.


Item 4.     Description of Securities.

The Common Stock of ChevronTexaco Corporation is registered under Section 12 of the Securities Exchange Act of 1934, and accordingly, no description is provided hereunder.

Deferred Compensation Obligations

An aggregate principal amount of $545,477,354 of deferred compensation obligations is being registered under the plans. Further amounts may be registered and issued as new or existing plan participants elect to defer portions of their compensation in subsequent years.

Texaco Inc. Director and Employee Deferral Plan

ChevronTexaco Corporation (the "Registrant") will assume Texaco Inc.'s obligations under the Texaco Inc. Director and Employee Deferral Plan (the "Texaco Deferral Plan") to provide directors and eligible current and retired key employees ("Eligible Employees") the opportunity to request that the Registrant defer payment of cash amounts which may otherwise have been or become payable to such director or employee as salary, fees, or amounts payable under certain former Texaco Inc. employee benefits plans. The obligations of the Registrant to pay such deferred amounts to the participants in the Texaco Deferral Plan in the future in accordance with the terms of the Texaco Deferral Plan (the "Obligations") will be unsecured general obligations of the Registrant and will rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding. Under the Texaco Deferral Plan, there is no limitation on the Registrant's right to issue senior debt or other securities.

The amount to be deferred by each Eligible Employee will be determined in accordance with the Texaco Deferral Plan based on elections by the participant. Each Obligation will be payable on a date selected by the participant in accordance with the terms of the Texaco Deferral Plan. The Obligations will either accrue interest at a formula rate or will be indexed to one or more mutual funds as chosen by each Eligible Employee. The Obligations will be denominated and payable in United States dollars.

An Eligible Employee's right or the right of any other person to the Obligations cannot be assigned, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Texaco Deferral Plan, by written will, or by the laws of descent and distribution.

The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by the participant, at the option of the Registrant or through operation of a mandatory or optional sinking fund or analogous provision.

The Obligations are not convertible into another security of the Registrant. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Obligations and each participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon a default.

The Registrant reserves the right to amend or terminate the Texaco Deferral Plan at any time, except that no such amendment or termination shall adversely affect the right of a participant to the balance of his or her deferred account as of the date of such amendment or termination. The Texaco Deferral Plan will remain in effect until it is terminated.

Chevron Corporation Long-Term Incentive Plan

The Chevron Corporation Long-Term Incentive Plan (the "Long-Term Incentive Plan") is an unfunded deferred compensation plan. The securities to be issued under the Long-Term Incentive Plan constitute general obligations of the Registrant and will be offered to eligible Long-Term Incentive Plan participants ("Eligible Employees") as described below.

Eligible Employees are eligible for designation as participants by the Management Compensation Committee of the Board of Directors of the Registrant (the "Committee") or any successor thereto. Eligible Employees include managerial and other key employees, including officers (whether or not directors) of the Registrant or a subsidiary who hold positions of significant responsibility or whose performance or potential contribution, in the judgment of the Committee, would benefit the future success of the Registrant and whom the Registrant designates to participate in the Long-Term Incentive Plan.

Grants under the Long-Term Incentive Plan may take the form of stock options, restricted stock, other share-based grants and nonstock grants. The Committee, in its sole discretion, determines the amount and type of grants and the terms and conditions of grants. Each Eligible Employee may elect to defer all or any portion of any performance unit grant or restricted stock unit grant payment he may be entitled to receive, in 25% increments.

The Registrant will maintain a deferral account (the "Deferral Account") for each Eligible Employee. All of the Eligible Employee's deferrals will be credited to this Account. The Deferral Accounts are bookkeeping entries only; no assets of the Registrant have been set aside to fund the Registrant's obligations under the Long-Term Incentive Plan. The Deferral Accounts do not give a participant any interest in or claim to any specific asset of the Registrant, nor shall they be deemed to create a trust for the benefit of the participant.

In the case of a deferral election (the "Deferral Election"), the value of the deferred portion will be determined by crediting the Deferral Account with such earnings, gains and losses as would have accrued to the Eligible Employee's Deferral Account had such funds actually been invested in one or more of the investment funds maintained in the Chevron Corporation Profit Sharing/Savings Plan. Such investment election may be made in whole percentages totaling 100%. At any time prior to termination of employment, a participant may make a request for an alternative distribution in a lump sum or in annual installments. In the event of a participant's death, Long-Term Incentive Plan benefits will be distributed in the form and at the time designated by the participant's prior valid Deferral Election selected from the payment options offered by the plan. In the case of undue hardship for a participant, the Committee, in its sole discretion, may direct payment to a participant of all or any portion of any amounts deferred.

Amounts paid under the Long-Term Incentive Plan will be paid, subject to the Eligible Employee's Deferral Election, either from the general funds of the Registrant or in shares of Common Stock of the Registrant, and each participant and his beneficiaries have the status of unsecured general creditors of the Registrant with no special or prior right to any assets of the Registrant for payment of any obligations under the Long-Term Incentive Plan. Except as otherwise provided by law, Long-Term Incentive Plan benefits are not assignable, may not be used as security for loans or otherwise alienated and are exempt from the claims of participants' creditors and other claimants. Under the Long-Term Incentive Plan, there is no limitation on the Registrant's right to issue senior debt or other securities. No events of default exist under the Long-Term Incentive Plan nor is any absence of default evidence required.

The Board may, at any time and for any reason, amend or terminate the Long-Term Incentive Plan. However, any amendment of the Long-Term Incentive Plan will be subject to the approval of the Registrant's stockholders to the extent required by applicable law, regulations or rules. No amounts will be deferred under the Long-Term Incentive Plan after its termination, but the termination of the Plan will not affect any previously deferred amounts. The Long-Term Incentive Plan will remain in effect until it is terminated.

Chevron Corporation Salary Deferral Plan for Management Employees

The Chevron Corporation Salary Deferral Plan for Management Employees (the "Chevron Deferral Plan") is an unfunded deferred compensation plan. The securities to be issued under the Chevron Deferral Plan constitute general obligations of the Registrant and will be offered to eligible Chevron Deferral Plan participants ("Eligible Employees") as described below.

Eligible Employees are eligible for designation as participants by the Management Compensation Committee of the Board of Directors of the Registrant (the "Committee") or any successor thereto. Eligible Employees include executive and other key employees, including officers (whether or not directors) of the Registrant or a subsidiary who hold positions of significant responsibility or whose performance or potential contribution, in the judgment of the Committee, would benefit the future success of the Registrant and whom the Registrant designates to participate in the Chevron Deferral Plan.

An Eligible Employee may elect to defer either (i) a percentage of his or her base salary for each plan year, in 5% increments (subject to a maximum amount equal to the lesser of 50% of base salary or the amount of base salary in excess of the limitations under section 401(a)(17) of the Internal Revenue Code of 1986, as amended), or (ii) all of his or her base salary in excess of $1 million annually (a "Deferral Election").

The Registrant will maintain a deferral account (the "Deferral Account") for each Eligible Employee. All of the Eligible Employee's deferrals will be credited to this Deferral Account. The Deferral Accounts are bookkeeping entries only; no assets of the Registrant have been set aside to fund the Registrant's obligations under the Chevron Deferral Plan. The Deferral Accounts do not give a participant any interest in or claim to any specific asset of the Registrant, nor shall they be deemed to create a trust for the benefit of the participant.

In the case of a deferral election, the value of the deferred portion will be determined by crediting the Deferral Account with such earnings, gains and losses as would have accrued to the Eligible Employee's Deferral Account had such funds actually been invested in one or more of the Investment Funds maintained in the Chevron Corporation Profit Sharing/Savings Plan. Such investment election may be made in whole percentages totaling 100%. At any time prior to termination of employment, a participant may make a request for an alternative distribution in a lump sum or in annual installments. In the event of a participant's death, Chevron Deferral Plan benefits will be distributed in the form and at the time designated by the participant's prior valid Deferral Election selected from the payment options offered by the Chevron Deferral Plan. In the case of undue hardship for a participant, the Committee, in its sole discretion, may direct payment to a participant of all or any portion of any amounts deferred.

Amounts paid under the Chevron Deferral Plan will be paid, subject to the Eligible Employee's Deferral Election, either from the general funds of the Registrant or in shares of Common Stock of the Registrant, and each participant and his beneficiaries have the status of unsecured general creditors of the Registrant with no special or prior right to any assets of the Registrant for payment of any obligations under the Chevron Deferral Plan. Except as otherwise provided by law, Chevron Deferral Plan benefits are not assignable, may not be used as security for loans or otherwise alienated and are exempt from the claims of participants' creditors and other claimants. Under the Chevron Deferral Plan, there is no limitation on the Registrant's right to issue senior debt or other securities. No events of default exist under the Chevron Deferral Plan nor is any absence of default evidence required.

The Board may, at any time and for any reason, amend or terminate the Chevron Deferral Plan. However, any amendment of the Chevron Deferral Plan will be subject to the approval of the Registrant's stockholders to the extent required by applicable law, regulations or rules. No amounts will be deferred under the Chevron Deferral Plan after its termination, but the termination of the plan will not affect any previously deferred amounts. The Chevron Deferral Plan will remain in effect until it is terminated.

Chevron Corporation Management Incentive Plan

The Chevron Corporation Management Incentive Plan (the "Management Incentive Plan") is an unfunded deferred compensation plan. The securities to be issued under the Management Incentive Plan constitute general obligations of the Registrant and will be offered to eligible plan participants ("Eligible Employees") as described below.

Eligible Employees are eligible for designation as participants by the Management Compensation Committee of the Board of Directors of the Registrant (the "Committee") or any successor thereto. Eligible Employees include regular salaried employees, including directors, officers and other individuals serving in important executive, administrative, professional or technical capacities, as determined by the Committee, who have been on the payroll of the Registrant or the payroll of a Participating Affiliate at any time during the year. For this purpose, the term "Participating Affiliate" means any corporation in which the Registrant holds directly or indirectly more than 50% of the voting securities and whose financial accounts are consolidated with those of the Registrant in the financial statement included in the Annual Report to Stockholders.

Awards under the Management Incentive Plan are determined by the Committee in its sole discretion. After the close of each calendar year (an "Award Year"), the Committee determines the dollar amount of the Award to be made to each Eligible Employee whom the Committee selects to be an Award recipient for that Award Year.

Awards to Named Executive Officers are subject to certain limitations. A certain percentage of the Registrant's annual income will be set aside for Awards to Named Executive Officers. "Named Executive Officers" are those Eligible Employees who, as of the date of the close of the Award Year, are one of a group of "covered employees," as defined in the regulations under section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee in its sole discretion may reduce the Award otherwise payable to any Named Executive Officer, but in no event may any such reduction result in an increase of the Award payable to any other participant, including, but not limited to, any other Named Executive Officer.

Awards will be made in any of the following forms or in any combination of forms as determined by the Committee: (i) units representing shares of Common Stock of the Registrant, together with dividend equivalents; (ii) cash; or (iii) shares of Common Stock of the Registrant. After the close of each Award Year, the Committee shall determine the dollar amount of the Award to be made to each Eligible Employee whom the Committee selects to be an Award recipient for the Award Year. An Eligible Employee may elect to defer all or a portion of his Award that may be granted for an Award Year, in 25% increments (a "Deferral Election").

The Registrant will maintain a deferral account (the "Deferral Account") for each Eligible Employee. All of the Eligible Employee's Award deferrals will be credited to this Account. The Deferral Accounts are bookkeeping entries only; no assets of the Registrant have been set aside to fund the Registrant's obligations under the Management Incentive Plan. The Deferral Accounts do not give a participant any interest in or claim to any specific asset of the Registrant, nor shall they be deemed to create a trust for the benefit of the participant.

In the case of a Deferral Election, the value of the deferred portion of this Award will be determined by crediting the Deferral Account with such earnings, gains and losses as would have accrued to the Eligible Employee's Deferral Account had such funds actually been invested in one or more of the investment funds maintained in the Chevron Corporation Profit Sharing/Savings Plan. Such investment election may be made in whole percentages totaling 100%. Awards that are not subject to a Deferral Election are distributed in cash. At any time prior to termination of employment, a participant may make a request for an alternative distribution in a lump sum or in annual installments. In the event of a participant's death, Management Incentive Plan benefits will be distributed in the form and at the time designated by the participant's prior valid Deferral Election selected from the payment options offered by the Management Incentive Plan. In the case of undue hardship for a participant, the Committee, in its sole discretion, may direct payment to a participant of all or any portion of any amounts deferred.

Amounts paid under the Management Incentive Plan will be paid, subject to the determination of the Committee and to the Eligible Employee's Deferral Election, either from the general funds of the Registrant or in shares of Common Stock of the Registrant, and each participant and his beneficiaries have the status of unsecured general creditors of the Registrant with no special or prior right to any assets of the Registrant for payment of any obligations under the Management Incentive Plan. Except as otherwise provided by law, Management Incentive Plan benefits are not assignable, may not be used as security for loans or otherwise alienated and are exempt from the claims of participants' creditors and other claimants. Under the Management Incentive Plan, there is no limitation on the Registrant's right to issue senior debt or other securities. No events of default exist under the Management Incentive Plan nor is any absence of default evidence required.

The Board may, at any time and for any reason, amend or terminate the Management Incentive Plan. However, any amendment of the Management Incentive Plan will be subject to the approval of the Registrant's stockholders to the extent required by applicable law, regulations or rules. No Awards will be made under the Management Incentive Plan after its termination, but the termination of the plan will not affect any previously granted Award. The Management Incentive Plan will remain in effect until it is terminated.

Item 5.     Interests of Named Experts and Counsel.

            Not Applicable.

Item 6.     Indemnification of Directors and Officers.

      Article IX of ChevronTexaco's restated Certificate of Incorporation provides as follows:

"1. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to section 174 of the Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

2. To the fullest extent authorized by the Corporation Law, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such person was or is a Corporate Servant.

3. In serving or continuing to serve the Corporation, a Corporate Servant is entitled to rely and shall be presumed to have relied on the rights granted pursuant to the foregoing provisions of this Article IX, which shall be enforceable as contract rights and inure to the benefit of the heirs, executors and administrators of the Corporate Servant; and no repeal or modification of the foregoing provisions of this Article IX shall adversely affect any right existing at the time of such repeal or modification.

4. The Board of Directors is authorized, to the extent permitted by the Corporation Law, to cause the Corporation to pay expenses incurred by Corporate Servants in defendant Proceedings and to purchase and maintain insurance on their behalf whether or not the Corporation would have the power to indemnify them under the provisions of this Article IX or otherwise.

5. Any right or privilege conferred by or pursuant to the provisions of this
Article IX shall not be exclusive of any other rights to which any Corporate Servant may otherwise be entitled.

6.    As used in this Article IX:

            (a) `Corporate Servant' means any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan;

            (b) `Corporation Law' means the General Corporation Law of the State of Delaware, as from time to time amended;

            (c) `indemnify' means to hold harmless against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Corporate Servant in connection with a Proceeding;

            (d) `Proceeding' means any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative; and

            (e) `request of the Corporation' includes any written authorization by an officer of the Corporation."

            Section 145 of the General Corporation Law of the State of Delaware, in which ChevronTexaco is incorporated, permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers.

            The directors and officers of ChevronTexaco are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; ChevronTexaco is similarly insured with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and ChevronTexaco's by-law provisions.

Item 7.     Exemption from Registration Claimed.

      Not Applicable.


Item 8.     Exhibits

Exhibit
Number                        Exhibit
------                        -------


4.1               Rights Agreement dated as of November 23, 1998, between
                  Chevron Corporation and ChaseMellon Shareholders Services
                  L.L.C., as Rights Agent, filed as Exhibit 4.1 to Registrant's
                  Registration Statement on Form 8-A dated November 23, 1998, and incorporated herein by reference.

4.2               Amendment No. 1 to Rights Agreement dated as of October 15,
                  2000, between Chevron Corporation and ChaseMellon
                  Shareholder Services L.L.C., as Rights Agent, filed as
                  Exhibit 4.2 to Registrant's Registration Statement on Form
                  8-A/A dated December 7, 2000, and incorporated herein by reference.

5.1               Opinion regarding legality of securities to be offered.

23.1              Consent of PricewaterhouseCoopers LLP, Independent Auditors.

23.2              Consent of KPMG LLP, Independent Auditors.

23.3              Consent of Mitchell & Titus LLP, Independent Auditors.

23.4              Consent of Morris, Davis & Chan LLP, Independent Auditors.

23.5              Consent of KPMG, Independent Auditors.

23.6              Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1 to 24.17     Powers of Attorney for directors and certain officers of
                  Registrant, authorizing the signing of the Registration
                  Statement on Form S-8 on their behalf.

The Registrant hereby undertakes that it will submit the Employees Thrift Plan of Texaco Inc., the Chevron Corporation Profit Sharing/Savings Plan, the Employees Savings Plan of Caltex Corporation, and the Employees Thrift Plan of Fuel and Marine Marketing LLC and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans. In addition, the Registrant hereby undertakes that it will submit the Texaco Puerto Rico Inc. Retirement Savings Plan and any amendments thereto to the Commonwealth of Puerto Rico Department of the Treasury (the "Department") in a timely manner and has made or will make all changes required by the Department in order to qualify such plan.

Item 9.     Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (A)   To include any prospectus required by Section
      10(a)(3) of the Securities Act of 1933;

            (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on November 1, 2001.
                                    CHEVRONTEXACO CORPORATION


                                    By          DAVID J. O'REILLY*
                                       -----------------------------------------
                                                David J. O'Reilly
                                            Chairman of the Board and
                                             Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 1st day of November, 2001.

PRINCIPAL EXECUTIVE OFFICERS (AND              DIRECTORS
DIRECTORS)

          DAVID J. O'REILLY*                        SAMUEL H. ARMACOST*
----------------------------------------       ---------------------------------
 David J. O'Reilly, Chairman of the                Samuel H. Armacost
               Board

         RICHARD H. MATZKE*                          ROBERT J. EATON*
----------------------------------------       ---------------------------------
         Richard H. Matzke,                          Robert J. Eaton
     Vice-Chairman of the Board,
              Upstream

          GLENN F. TILTON*                              SAM GINN*
----------------------------------------       ---------------------------------
 Glenn F. Tilton, Vice-Chairman of                      Sam Ginn
             the Board

                                                      CARLA A. HILLS*
                                               ---------------------------------
PRINCIPAL FINANCIAL OFFICER                           Carla A. Hills

           JOHN S. WATSON*                         FRANKLYN G. JENIFER*
----------------------------------------       ---------------------------------
     John S. Watson, Corporate                     Franklyn G. Jenifer
           Vice-President
     and Chief Financial Officer
                                                    J. BENNET JOHNSTON*
                                               ---------------------------------
PRINCIPAL ACCOUNTING OFFICER                        J. Bennett Johnston

          STEPHEN J. CROWE*                              SAM NUNN*
----------------------------------------       ---------------------------------
          Stephen J. Crowe,                              Sam Nunn
            Vice-President
           and Comptroller
                                                    CHARLES R. SHOEMATE*
                                               ---------------------------------
                                                    Charles R. Shoemate

                                                      FRANK A. SHRONTZ*
                                               ---------------------------------
                                                      Frank A. Shrontz
*By
          /s/ LYDIA I. BEEBE                       THOMAS A. VANDERSLICE*
----------------------------------------       ---------------------------------
           Lydia I. Beebe,                         Thomas A. Vanderslice
           Attorney-in-Fact
                                                         CARL WARE*
                                               ---------------------------------
                                                         Carl Ware

                                                       JOHN A. YOUNG*
                                               ---------------------------------
                                                       John A. Young

      Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Employees Thrift Plan of Texaco Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of White Plains, County of Westchester, State of New York, on the 31st day of October 2001.

                                    EMPLOYEES THRIFT PLAN OF TEXACO INC.


                                    By         /s/ JANET L. STONER
                                        ----------------------------------------
                                                 Janet L. Stoner
                                               Administrator of the
                                       Employees Thrift Plan of Texaco Inc.



      Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Texaco Puerto Rico, Inc. Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Guaynabo, Commonwealth of Puerto Rico, on the 31st day of October 2001.

                                    TEXACO PUERTO RICO INC.
                                    RETIREMENT SAVINGS PLAN


                                    By         /s/ ERIC N. NELSON
                                        ----------------------------------------
                                                  Eric N. Nelson
                                               Administrator of the
                                             Texaco Puerto Rico Inc.
                                             Retirement Savings Plan



      Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Chevron Corporation Profit Sharing/Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of San Francisco, State of California, on the 1st day of November 2001.

                                    CHEVRON CORPORATION
                                    PROFIT SHARING/SAVINGS PLAN


                                    By          /s/ LYDIA I. BEEBE
                                        ----------------------------------------
                                                     Lydia I. Beebe
                                                  Administrator of the
                                                  Chevron Corporation
                                              Profit Sharing Savings Plan

      Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Employees Savings Plan of Caltex Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, County of Harris, State of Texas, on the 31st day of October 2001.

                                    EMPLOYEES SAVINGS PLAN OF
                                    CALTEX CORPORATION


                                    By          /s/ ROBERT MYERS
                                        ----------------------------------------
                                                   Robert Myers
                                               Administrator of the
                                             Employee Savings Plan of
                                                Caltex Corporation



      Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Employees Thrift Plan of Fuel and Marine Marketing LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of White Plains, County of Westchester, State of New York, on the 31st day of October 2001.

                                    EMPLOYEES THRIFT PLAN OF
                                    FUEL AND MARINE MARKETING LLC


                                    By         /s/ JANET L. STONER
                                        ----------------------------------------
                                                 Janet L. Stoner
                                               Administrator of the
                                             Employees Thrift Plan of
                                          Fuel and Marine Marketing LLC

                                INDEX TO EXHIBITS


Exhibit
Number                        Exhibit
------                        -------


4.1               Rights Agreement dated as of November 23, 1998, between
                  Chevron Corporation and ChaseMellon Shareholders Services
                  L.L.C., as Rights Agent, filed as Exhibit 4.1 to Registrant's
                  Registration Statement on Form 8-A dated November 23, 1998, and incorporated herein by reference.

4.2               Amendment No. 1 to Rights Agreement dated as of October 15,
                  2000, between Chevron Corporation and ChaseMellon
                  Shareholder Services L.L.C., as Rights Agent, filed as
                  Exhibit 4.2 to Registrant's Registration Statement on Form
                  8-A/A dated December 7, 2000, and incorporated herein by reference.

5.1               Opinion regarding legality of securities to be offered.

23.1              Consent of PricewaterhouseCoopers LLP, Independent Auditors.

23.2              Consent of KPMG LLP, Independent Auditors.

23.3              Consent of Mitchell & Titus LLP, Independent Auditors.

23.4              Consent of Morris, Davis & Chan LLP, Independent Auditors.

23.5              Consent of KPMG, Independent Auditors.

23.6              Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1 to 24.17     Powers of Attorney for directors and certain officers of
                  Registrant, authorizing the signing of the Registration
                  Statement on Form S-8 on their behalf.